Exhibit 8.2

CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & AUGHTRY A PARTNERSHIP OF PROFESSIONAL CORPORATIONS Attorneys at Law

1200 SMITH STREET, SUITE 1400 HOUSTON, TEXAS 77002-4496 (713) 658-1818 (800) 342-5829 (713) 658-2553 (FAX) chwwm@chamberlainlaw.com July 30, 2012	HOUSTON ATLANTA PHILADELPHIA SAN ANTONIO

Community National Bank

5123 Bellaire Boulevard

Bellaire, Texas 77401

Attention:        James A. Woodall, Jr., Chairman

Gentlemen:

We have acted as special counsel to Community National Bank, a national banking association (“Bank”), in connection with the proposed merger (the “Merger”) of the Bank with and into Prosperity Bank, a Texas banking association (“Prosperity Bank”), pursuant to that certain Agreement and Plan of Reorganization dated as of June 27, 2012, by and among Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), Prosperity Bank and the Bank (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (including the proxy statement/prospectus contained therein, as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion concerning certain United States federal income tax matters. This opinion is delivered pursuant to Section 12.3 of the Agreement.

In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by Prosperity Bank and the Bank in their respective officer’s certificates dated as of a recent date and delivered to us for purposes of this opinion are true, complete and correct as of the date hereto and will remain true, complete and correct at all times up to and including the Effective Time, (iv) Prosperity Bank, the Bank and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below, and (v) all signatures are genuine, all documents and records submitted to us as originals are authentic, all documents and records submitted to us as copies conform to authentic original documents and records and all statements of fact contained therein are truthful. If any of the above-described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Community National Bank

July 30, 2012

Based upon and subject to the foregoing, we are of the opinion that, the Merger, when consummated in accordance with the terms of the Merger Agreement and Registration Statement will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, the descriptions of the law and the legal conclusions contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” are correct in all material respects, and the discussion thereunder represents an accurate summary of the U.S. income tax consequences of the Merger that are material to the U.S. holders of the Bank.

Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform the Bank of any such change of inaccuracy that may occur or come to our attention.

Our opinion is limited to the foregoing federal income tax consequences of the Merger to the Bank, which are the only matters as to which you have requested our opinion. We have not addressed any other federal income tax consequences of the Merger other than those specifically set forth herein, and we have not considered any matters (including state, local, or foreign tax consequences) arising under the laws of any jurisdiction other than matters of federal law arising under the laws of the United States as expressly set forth herein. This opinion is being furnished solely for the benefit of the Bank in connection with the filing of the Registration Statement and may not be used or relied upon by any other party or for any other purpose. Although this opinion represents our best legal judgment, it has no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of the subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Chamberlain, Hrdlicka, White, Williams & Aughtry

CIRCULAR 230 DISCLOSURE

PURSUANT TO CIRCULAR 230, (I) THE OPINION IS LIMITED TO THE FEDERAL TAX ISSUE ADDRESSED IN THIS OPINION; (II) ADDITIONAL ISSUES MAY EXIST THAT COULD AFFECT THE FEDERAL TAX TREATMENT OF THE MATTER THAT IS THE SUBJECT OF THIS OPINION, AND THUS THIS OPINION DOES NOT CONSIDER OR PROVIDE A CONCLUSION WITH RESPECT TO ANY ADDITIONAL ISSUES; AND (III) WITH RESPECT TO ANY SIGNIFICANT FEDERAL TAX ISSUES OUTSIDE THE LIMITED SCOPE OF THE OPINION, THE OPINION WAS NOT WRITTEN, AND CANNOT BE USED BY THE TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.